SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ____)

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
         |_|  Preliminary Proxy Statement     |_|  Confidential, For Use of the
         |X|  Definitive Proxy Statement           Commission Only (as permitted
         |_|  Definitive Additional Materials      by Rule 14a-6(e)(2)
         |_|  Soliciting Material Pursuant to
              ss.240.14a-12

                              TARRANT APPAREL GROUP
================================================================================
                (Name of Registrant as Specified in Its Charter)

================================================================================
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
         |X|      No Fee Required
         |_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                  and 0-11.

         (1) Title of each class of securities to which transaction applies:

================================================================================
         (2)      Aggregate number of securities to which transaction applies:

================================================================================
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

================================================================================
         (4)      Proposed maximum aggregate value of transaction:

================================================================================
         (5)      Total fee paid:

================================================================================
         |_|      Fee paid with preliminary materials:

================================================================================
         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

================================================================================
         (2)      Form, Schedule or Registration Statement No.:

================================================================================
         (3)      Filing party:

================================================================================
         (4)      Date filed:

================================================================================

                              TARRANT APPAREL GROUP

               ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
               ---------------------------------------------------




TIME.................................           10:00 a.m. Pacific Daylight Time
                                                on Wednesday, June 27, 2007.

PLACE................................           Tarrant Apparel Group
                                                3151 East Washington Boulevard
                                                Los Angeles, California 90023

ITEMS OF BUSINESS....................           (1)  To  elect   three  Class  I
                                                     members  of  the  Board  of
                                                     Directors    for   two-year
                                                     terms.

                                                (2)  To ratify  the  appointment
                                                     of Singer Lewak Greenbaum &
                                                     Goldstein    LLP   as   our
                                                     independent      registered
                                                     public  accounting firm for
                                                     the year ended December 31,
                                                     2007.

                                                (3)  To   transact   such  other
                                                     business  as  may  properly
                                                     come before the Meeting and
                                                     any      adjournment     or
                                                     postponement.

RECORD DATE..........................           You can vote if at the  close of
                                                business  on May 18,  2007,  you
                                                were a  shareholder  of  Tarrant
                                                Apparel Group.

PROXY VOTING.........................           All  shareholders  are cordially
                                                invited  to  attend  the  Annual
                                                Meeting in person.  However,  to
                                                ensure  your  representation  at
                                                the  Annual  Meeting,   you  are
                                                urged   to  vote   promptly   by
                                                signing   and    returning   the
                                                enclosed Proxy card.




May 21, 2007                                  /s/ Gerard Guez
                                              ----------------------------------
                                              GERARD GUEZ, CHAIRMAN OF THE BOARD

                                                           TARRANT APPAREL GROUP
                                                  3151 EAST WASHINGTON BOULEVARD
                                                   LOS ANGELES, CALIFORNIA 90023
                                                                  (323) 780-8250
PROXY STATEMENT
--------------------------------------------------------------------------------


These Proxy materials are delivered in connection with the solicitation by the Board of Directors of Tarrant Apparel Group, a California corporation ("Tarrant," the "Company", "we", or "us"), of Proxies to be voted at our 2007 Annual Meeting of Shareholders and at any adjournments or postponements.

You are invited to attend our Annual Meeting of Shareholders on Wednesday, June 27, 2007, beginning at 10:00 a.m. Pacific Daylight Time. The meeting will be held at our corporate headquarters, 3151 East Washington Boulevard, Los Angeles, California, 90023.

It is anticipated that the 2006 Annual Report and this Proxy Statement and the accompanying Proxy will be mailed to shareholders on or about May 25, 2007.

SHAREHOLDERS ENTITLED TO VOTE. Holders of our common stock at the close of business on May 18, 2007 are entitled to receive this notice and to vote their shares at the Annual Meeting. Common stock is the only outstanding class of securities of the Company entitled to vote at the Annual Meeting. As of May 18, 2007, there were 30,543,763 shares of common stock outstanding.

PROXIES. Your vote is important. If your shares are registered in your name, you are a shareholder of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All shareholders can vote by written Proxy card. Your submission of the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE HOLDER OF RECORD IN ORDER TO BE ABLE TO VOTE AT THE meeting. If you are a shareholder of record, you may revoke your Proxy at any time before the meeting either by filing with our Secretary, at our principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

QUORUM. The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the shareholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum. Broker non-votes occur when a broker holding customer securities in street name has not received voting instructions from the customer on certain non-routine matters and, therefore, is barred by the rules of the applicable securities exchange from exercising discretionary authority to vote those securities.

VOTING. Each share of our common stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to shareholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

ELECTION OF DIRECTORS. Our Articles of Incorporation do not authorize cumulative voting. In the election of directors, the three candidates receiving the highest number of votes at the Annual Meeting will be elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS. The ratification of the appointment of Singer Lewak Greenbaum & Goldstein LLP as our independent registered public accounting firm for the year ending December 31, 2007 will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting.

OTHER MATTERS. At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

In the event a shareholder proposal was not submitted to us prior to March 18, 2007, the enclosed Proxy will confer authority on the Proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting. As of the date hereof, no shareholder proposal has been submitted to us, and management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors' nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

ITEM 1:           ELECTION OF DIRECTORS
--------------------------------------------------------------------------------


Item 1 is the election of three Class I members of the Board of Directors. Our Articles of Incorporation provide that the Board of Directors is divided into two classes which are elected for staggered two-year terms. One of the two classes is elected each year to succeed the directors whose terms are expiring. Our Bylaws provide that the number of directors shall be fixed from time to time exclusively by the Board of Directors, but shall not be less than six nor more than eleven. The Board of Directors has fixed the number of directors constituting the entire Board of Directors at no more than nine directors, and there are currently two vacancies.

The Class I directors whose terms expire at the 2007 Annual Meeting are Stephane Farouze, Milton Koffman and Mitchell Simbal. The Board of Directors, upon recommendation of the independent directors, has nominated Stephane Farouze, Milton Koffman and Mitchell Simbal to serve as Class I directors for terms expiring in 2009. The Class II directors are serving terms that expire in 2008. There is currently one vacancy among the Class I directors and one vacancy among the Class II directors, and the Board of Directors has not yet identified suitable candidates for these vacancies.

Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. We have no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

The Board of Directors proposes the election of the following nominees as Class I directors:

                                Stephane Farouze
                                 Milton Koffman
                                 Mitchell Simbal

If elected, the foregoing three nominees are expected to serve until the 2009 Annual Meeting of Shareholders. The three nominees for election as Class I directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

The principal occupation and certain other information about the nominees, other directors whose terms of office continue after the Annual Meeting and certain executive officers are set forth on the following pages.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

CLASS I DIRECTORS: TERMS EXPIRING IN 2007

STEPHANE FAROUZE                    Stephane  Farouze  has  served as a director
                                    since May 2003.  Mr.  Farouze is currently a
                                    Managing   Director   of   Paradigm   Global
                                    Advisors.  Previously,  from  March  2000 to
                                    November  2000,  Mr. Farouze was employed as
                                    the Global  Head of Sales and  Restructuring
                                    of Societe  General Asset  Management.  From
                                    March 1998 to February 2000, Mr. Farouze was
                                    Head of Foreign  Exchanges  for the  Italian
                                    Market  for  BNP.  Mr.  Farouze  received  a
                                    Bachelor  of  Science  in  Applied  Arts and
                                    Sciences   and  a  Business   Administration
                                    (Finance)   degree   from  San  Diego  State
                                    University in 1992.

                                    DIRECTOR SINCE:  2003      AGE:  38
                                    MEMBER:   AUDIT   COMMITTEE,    COMPENSATION
                                    COMMITTEE

MILTON KOFFMAN                      Milton  Koffman was elected as a director in
                                    November  2001.  Since 1997, Mr. Koffman has
                                    been the Chairman of the Board for New Valu,
                                    Inc.,   a   multi-   faceted   provider   of
                                    investment  capital,  commercial  loans  and
                                    other   financial   services   for   various
                                    operating companies.  Additionally,  he is a
                                    founder  and   director  of  Global   Credit
                                    Services,  a leading  provider  of  business
                                    information and analysis for  manufacturing,
                                    financial,    lending    and   real   estate
                                    companies. Mr. Koffman has previously served
                                    on the  boards  of IEC  Electronics,  Jayark
                                    Corporation,   Sattlers  Department  Stores,
                                    Walter Reed Theaters,  Scoreboard,  Inc. and
                                    the  Gruen  Watch   Company.   Mr.   Koffman
                                    received a B.S. from Ohio State University in 1945.

                                    DIRECTOR SINCE:  2001      AGE:  83
                                    MEMBER:   AUDIT   COMMITTEE,    COMPENSATION
                                    COMMITTEE

MITCHELL SIMBAL                     Mitchell  Simbal  has  served as a  director
                                    since June 2001.  Since 1997, Mr. Simbal has
                                    been   Senior  Vice   President   of  Retail
                                    Operations for Caesars Entertainment,  which
                                    includes  Caesars  Palace,  Paris Las Vegas,
                                    Bally's  and   Flamingo   Hilton.   In  this
                                    position, Mr. Simbal is responsible for a $100 million retail division. Mr. Simbal has a B.S. in accounting from the University of Hartford.

                                    DIRECTOR SINCE:  2001      AGE:  53
                                    MEMBER:   AUDIT   COMMITTEE,    COMPENSATION
                                    COMMITTEE


CLASS II DIRECTORS: TERMS EXPIRING IN 2008

GERARD GUEZ                         Gerard Guez founded Tarrant Apparel Group in
                                    1988 and has served as our  Chairman  of the
                                    Board since inception and as Chief Executive
                                    Officer from inception  until 2001 and again
                                    from March 2003  through  August  2004.  Mr.
                                    Guez  was   re-appointed  as  Interim  Chief
                                    Executive Officer, effective March 31, 2006.
                                    Mr.  Guez  also  founded   Tarrant   Company
                                    Limited, our Hong Kong subsidiary, in 1985, and he has served as its Chairman since inception and Chief Executive Officer from 1985 through October 2001. Prior to founding
                                    Tarrant Company Limited, Mr. Guez served as the President of Sasson Jeans, L.A., Inc., which was a manufacturer and distributor of denim apparel under the "Sasson" license.

                                    DIRECTOR SINCE:  1998      AGE:  51

TODD KAY Todd Kay has served as our President from 1988 to September 1999 and from March 2000 to August 2003, and has served as Vice Chairman since September 7, 1999. Mr. Kay has also served as a director since 1988 and as a director of Tarrant Company Limited since 1986. Prior to joining us, Mr. Kay was a sales manager for Sasson Jeans, L.A., Inc. from 1979 to 1980 and served as President of JAG Beverly Hills, Inc., an apparel manufacturer, from 1980 to 1985.

                                    DIRECTOR SINCE:  1998      AGE:  50

JOSEPH MIZRACHI                     Joseph  Mizrachi  has  served as a  director
                                    since June 2001.  Since 1982,  Mr.  Mizrachi
                                    has  been  engaged  in  capital  funding  to
                                    finance  buyouts  of small and  medium  size
                                    companies.  He has also been the Chairman of
                                    the Board of Midwest Properties  Management,
                                    Inc.  since  1980,  which is  engaged in the
                                    management  of  real  estate,   and  he  was
                                    formerly a member of the board of  directors
                                    of American Realty Investors Inc. (NYSE) and
                                    he was a  director  and  member  of the loan
                                    committee  of Heritage  Bank in  Washington,
                                    DC. Mr. Mizrachi  received an  undergraduate
                                    degree in Economics and Political Science in
                                    1968  and  a  Master's  degree  in  Business
                                    Administration  in Finance and  Marketing in
                                    1971,  both from the  Hebrew  University  in
                                    Jerusalem, Israel. He became a member of the
                                    American    Society   of   Chartered    Life
                                    Underwriter  (CLU) in 1973  and a  Chartered
                                    Financial Consultant (CFC) in 1982. In 1978,
                                    he  received   another  Master's  degree  in
                                    Business    Administration   and   Financial
                                    Counseling (MFS) from The American college in Bryn Mawr, Pennsylvania.

                                    DIRECTOR SINCE:  2001      AGE:  61
                                    MEMBER:   AUDIT   COMMITTEE,    COMPENSATION
                                    COMMITTEE

SIMON MANI                          Simon Mani has  served as a  director  since
                                    December  2004.  Since  1994,  Mr.  Mani has
                                    served as General  Manager of Mani  Brothers
                                    Real    Estate     Investment    Group,    a
                                    privately-held  real estate  investment firm
                                    that owns, renovates, operates, manages, and
                                    leases   over  1  million   square  feet  of
                                    commercial  property.  Previously,  Mr. Mani
                                    served  as  President  of the Sara Lee Fresh
                                    division  of Sara Lee Bakery from 1992 until
                                    2001. In this  position Mr. Mani  supervised
                                    over 1,500  employees  and managed  over 500
                                    distributors.   Mr.  Mani  and  his  brother
                                    founded the International Baking Company, which the Manis sold to Sara Lee Bakery in 1992.

                                    DIRECTOR SINCE:  2004      AGE:  55
                                    MEMBER:   AUDIT   COMMITTEE,    COMPENSATION
                                    COMMITTEE

OTHER EXECUTIVE OFFICERS

DAVID N. BURKE                      David   Burke   has   served  as  our  Chief
                                    Financial  Officer since March 28, 2007, and
                                    served as our Vice President of Finance from
                                    May 2006 to March 2007. Prior to joining us,
                                    Mr.  Burke was a Vice  President at Citibank
                                    from 2004 to May 2006,  where he  focused on
                                    corporate    banking   for   middle   market
                                    companies in Southern California.  From 2001
                                    to 2003, he was a Vice  President  with J.P.
                                    Morgan  Chase  & Co..  Mr.  Burke  has  also
                                    previously served as Principal,  Finance and
                                    Development     for     Program     Planning
                                    Professionals,  Inc.;  Senior Vice President
                                    of The Fuji Bank,  Ltd.;  and Vice President
                                    with Bankers Trust Company. Mr. Burke earned
                                    a   bachelor's   degree  in   English   from
                                    Princeton University and an MBA in Finance and Accounting from the Columbia University
                                    School of Business.

                                    AGE:  57

HENRY CHU                           Henry Chu has served as President of Tarrant
                                    Company  Limited,  our Hong Kong subsidiary,
                                    since   September  2001.  Mr.  Chu  is  also
                                    currently  a  director  of  Tarrant  Company
                                    Limited a position  he has held since  2002.
                                    Prior to joining  Tarrant  Company  Limited,
                                    Mr. Chu was the founder and owner of a garment manufacturing company. Mr. Chu has over 30 years of experience in the garment industry.

                                    AGE:  69

CHARLES GHAILIAN                    Charles  Ghailian  joined  us in March  1999
                                    upon  acquisition  of certain assets of CMG,
                                    Inc.,  where he  served  as Chief  Executive
                                    Officer  since  1988.  CMG,  Inc.  designed,
                                    produced and sold  private  label and CHAZZZ
                                    branded  woven and knit  apparel  for women,
                                    children and men. He was named  President of
                                    Chazzz,  a Division  of Tag Mex,  Inc.,  our
                                    wholly-owned subsidiary.  In April 2002, Mr.
                                    Ghailian was appointed President of Tag Mex,
                                    Inc. In addition to managing the  day-to-day
                                    operations of Tag Mex,  Inc.,  Mr.  Ghailian
                                    oversees     developments    with    certain
                                    customers, including Sears, J.C. Penney and Mervyn's.

                                    AGE:  54


FURTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

MEETINGS, COMMITTEES AND INDEPENDENCE. The Board of Directors held thirteen meetings during fiscal 2006 and took action by written consent without a meeting three times during same fiscal year. The Board of Directors has the following standing committees: Audit Committee and Compensation Committee. While directors generally attend annual shareholder meetings, we have not established a specific policy with respect to members of the Board of Directors attending annual meetings.

AUDIT COMMITTEE. The Audit Committee currently consists of Messrs. Farouze, Koffman, Mizrachi, Mani and Simbal, all of whom are considered "independent" under Rule 4200(a)(15)of the NASDAQ listing standards. The Board of Directors has determined that Mitchell Simbal is an audit committee financial expert, as defined in Item 401(h)(2) of Regulation S-K. The primary purposes of the Audit Committee are (i) to review the scope of the audit and all non-audit services to be performed by our independent auditors and the fees incurred by us in connection therewith, (ii) to review the results of such audit, including the independent accountants' opinion and letter of comment to management and management's response thereto, (iii) to review with our independent accountants our internal accounting principles, policies and practices and financial reporting, (iv) to engage our independent auditors and (v) to review our quarterly and annual financial statements prior to public issuance. The role and responsibilities of the Audit Committee are more fully set forth in a written Charter adopted by the Board of Directors and attached to this Proxy Statement as Appendix A. The Audit Committee held seven meetings during fiscal 2006.

COMPENSATION COMMITTEE. The Compensation Committee currently consists of Messrs. Farouze, Koffman, Mizrachi, Mani and Simbal. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for our stock option and executive incentive compensation plans. The Compensation Committee held five meetings during fiscal 2006 and took action by written consent without a meeting one time during same fiscal year.

Please see "Compensation Discussion and Analysis" section below for further information regarding our Compensation Committee and our compensation policy.

DIRECTOR NOMINATIONS. We do not currently have a standing nominating committee. The Board of Directors has adopted resolutions requiring that all director nominations be approved or recommended for approval by a majority of the independent directors (as defined by NASDAQ), voting in executive session (the "Independent Board Members").

The Independent Board Members review those directors who are candidates for re-election to our Board of Directors, and make the determination to nominate a candidate who is a current member of the Board of Directors for re-election for the next two-year term. The nominating committee's methods for identifying candidates for election to the Board of Directors (other than those proposed by our shareholders, as discussed below) include the solicitation of ideas for possible candidates from a number of sources--members of the Board of Directors; our executives; individuals personally known to the members of the Board of Directors; and other research. We may also from time to time retain one or more third-party search firms to identify suitable candidates. The Independent Board Members also nominate outside candidates for inclusion on the Board of Directors.

A Tarrant shareholder may nominate one or more persons for election as a director at an annual meeting of shareholders if the shareholder complies with the notice, information and consent provisions contained in our Bylaws. In addition, the notice must be made in writing and include (1) the qualifications of the proposed nominee to serve on the Board of Directors, (2) the principal occupations and employment of the proposed nominee during the past five years,
(3) directorships currently held by the proposed nominee and (4) a statement that the proposed nominee has consented to the nomination. The recommendation should be addressed to our Secretary.

Among other matters, the Independent Board Members:

         o Review the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of Tarrant and the Board;

         o Conduct candidate searches, interview prospective candidates and conduct programs to introduce candidates to Tarrant, its management and operations, and confirm the appropriate level of interest of such candidates;

         o Recommend to the Board qualified candidates who bring the background, knowledge, experience, independence, skill sets and expertise that would strengthen and increase the diversity of the Board;

         o        Conduct   appropriate   inquiries   into  the  background  and
                  qualifications of potential nominees; and

         o Review the suitability for continued service as a director of each Board member when he or she has a significant change in status, such as an employment change, and recommend whether or not such director should be re-nominated.

Based on the foregoing, the Independent Board Members recommended the nomination of Stephane Farouze, Milton Koffman and Mitchell Simbal for re-election as Class I directors to the Board of Directors, subject to shareholder approval, for a two-year term ending on the date of the 2009 Annual Meeting.

All directors attended 75% or more of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee of our Board of Directors currently consists of Messrs. Farouze, Koffman, Mizrachi, Mani and Simbal. None of these individuals was an officer or employee of Tarrant at any time during fiscal 2006. None of our current executive officers has served as a member of the board of directors or compensation committee of any entity for which a member of our Board of Directors or Compensation Committee has served as an executive officer.

SHAREHOLDER COMMUNICATIONS. Holders of our securities can send communications to the Board of Directors via mail or telephone to the Secretary at our principal executive offices.

ITEM 2:           RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------


Item 2 is the ratification of Singer Lewak Greenbaum & Goldstein LLP ("SLGG") as our independent registered public accounting firm for the year ending December 31, 2007. SLGG audited our consolidated financial statements for the fiscal years ended December 31, 2006 and 2005. The Audit Committee of the Board of Directors recommended and the Board of Directors has selected, subject to ratification by a majority vote of the shares of common stock present or represented and entitled to vote at the Annual Meeting, the firm of SLGG as our independent registered public accounting firm for the current fiscal year ending December 31, 2007. We anticipate that a representative of SLGG will attend the Annual Meeting for the purpose of responding to appropriate questions. At the Annual Meeting, a representative of SLGG will be afforded an opportunity to make a statement if he or she so desires.

While there is no legal requirement that this proposal be submitted to shareholders, it will be submitted at the Annual Meeting nonetheless, as the Board of Directors believes that the selection of auditors to audit our consolidated financial statements is of sufficient importance to seek shareholder approval. If the shareholders do not ratify this appointment, other firms of certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

Grant Thornton LLP ("Grant Thornton") served as our principal independent public accounting firm for the years ended December 31, 2003 and 2004. Grant Thornton was dismissed on November 17, 2005. Grant Thornton's report on the financial statements for the fiscal years ended December 31, 2003 and 2004 did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was recommended and approved by the Audit Committee. During the fiscal years ended December 31, 2003 and 2004, there were no disagreements with the former accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Grant Thornton would have caused it to make reference to the subject matter of the disagreement in connection with its report.

Other than the following there were no "reportable events," as defined in Item 304(a)(1)(iv) of Regulation S-K of the Securities Exchange Act of 1934, as amended. As previously disclosed in our Form 10-K/A for the year ended December 31, 2004, as filed with the Securities and Exchange Commission on May 31, 2005, we restated our audited financial statements following our review of the accounting treatment of our October 2003 private placement of convertible preferred stock. After our review, management and the Audit Committee of the Board of Directors determined to revise our accounting treatment to reflect the beneficial conversion feature of the convertible preferred stock and to restate our financial statements for the fiscal years ended December 31, 2003 and 2004. In light of the restatement, management and Grant Thornton, our independent accountants, concluded that a material weakness existed in our internal control over financial reporting. Subsequent to December 31, 2004, we remedied this material weakness by changing our policies and procedures for accounting for instruments with convertible features. Specifically, our Chief Financial Officer, who was hired in the third quarter of 2004, will review and approve the appropriate accounting for convertible instruments and determine whether any embedded beneficial conversion feature is required to be recognized and measured separately.

AUDIT FEES

Singer Lewak Greenbaum & Goldstein billed us an aggregate of approximately $391,000 in fees for audit services associated with the audit of our annual financial statements for the fiscal year ended December 31, 2006 and the review of our financial statements included in our quarterly reports on Form 10-Q for 2006. Singer Lewak Greenbaum & Goldstein billed us an aggregate of approximately $265,000 in fees for audit services associated with the audit of our annual financial statements for the fiscal year ended December 31, 2005. Grant Thornton LLP (our prior principal accountants) billed us an aggregate of approximately $93,000 in fees for the review of our financial statements included in our quarterly reports on Form 10-Q for 2005.

AUDIT-RELATED FEES

Singer Lewak Greenbaum & Goldstein billed us $0 in fees for audit-related services for the years ended December 31, 2006 and 2005. Audit-related services principally include assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under "Audit Fees" above.

TAX FEES

Singer Lewak Greenbaum & Goldstein billed us $0 for tax services during the years ended December 31, 2006 and 2005, which would include services for tax compliance, tax advice and tax planning.

ALL OTHER FEES

Singer Lewak Greenbaum & Goldstein billed us $99,000 and $0 in fees for the years ended December 31, 2006 and 2005, respectively, other all services provided during such periods and not otherwise described above. For 2006, these fees were for due diligence and related services in connection with financing and acquisition activities.

All of the services described above were approved by our Audit Committee.

The ratification of SLGG as our independent registered public accounting firm for the fiscal year ended December 31, 2007 will require the affirmative vote of a majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. All Proxies will be voted to approve the ratification of the appointment of the independent public accountants unless a contrary vote is indicated on the enclosed Proxy card.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF SINGER LEWAK GREENBAUM & GOLDSTEIN LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS.



REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists of independent directors (as that term is defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules), has furnished the following report:

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of our financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board of Directors. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board of Directors for approval.

The  Audit  Committee  is  responsible  for  overseeing  our  overall  financial
reporting  process.  In  fulfilling  its   responsibilities  for  the  financial
statements for fiscal year 2006, the Audit Committee:

   - Reviewed and discussed the audited financial statements for the year ended December 31, 2006 with management and Singer Lewak Greenbaum & Goldstein LLP, our independent registered public accounting firm;

   - Discussed with SLGG the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

   - Received written disclosures and the letter from SLGG regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee discussed with the Auditors their independence.

Based on the Audit Committee's review of the audited financial statements and discussions with management and the Auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the SEC.

The Audit Committee also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                                                AUDIT COMMITTEE
                                                Mitchell Simbal, Chairman
                                                Stephane Farouze
                                                Milton Koffman
                                                Joseph Mizrachi
                                                Simon Mani

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS

Tarrant Apparel Group's compensation program for senior executives is administered by the Compensation Committee of our Board of Directors. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering our stock option and executive incentive compensation plans. The Compensation Committee is committed to ensure that its compensation plan is consistent with our company goals and objectives and the long term interests of its shareholders.

Our named executive officers for 2006 were as follows:

         o Gerard Guez, Chairman of the Board and (since March 31, 2006) Interim Chief Executive Officer;

         o Barry Aved, former Chief Executive Officer (resigned as CEO as of March 31, 2006);

         o Corazon Reyes, former Chief Financial Officer (resigned as CFO as of March 28, 2007);

         o        Todd Kay, Vice Chairman of the Board;

         o        Charles Ghailian,  President of our subsidiary, Tag Mex, Inc.;
                  and

         o        Henry  Chu,  President  of  our  subsidiary,  Tarrant  Company
                  Limited.

OVERVIEW OF COMPENSATION PHILOSOPHY AND OBJECTIVES

Our compensation programs are designed to deliver a compensation package which is competitive in attracting and retaining key executive talent in the garment industry. Different programs are geared to short and longer term performance with the goal of increasing shareholder value over the long term. To achieve these objectives, the Compensation Committee has established an incentive program for our executive officers based on meeting specific revenue and margin criteria in which long term continued improvement in pre-tax profit is the goal. More specifically, the Compensation Committee believes that our executive compensation should encompass the following:

         o help attract and retain the most qualified individuals by being competitive with compensation packages paid to persons having similar responsibilities and duties in comparable businesses;

         o        motivate and reward  individuals who help us achieve our short
                  term  and  long  term   objectives   and  thereby   contribute
                  significantly to the success of our company;

         o relate to the value created for shareholders by being directly tied to our financial performance and condition and the particular executive officer's contribution; and

         o        reflect   the   qualifications,    skills,   experience,   and
                  responsibilities of the particular executive officer.

The Compensation Committee has approved a compensation structure for the named executive officers, determined on an individual basis, which incorporates four key components: base salary, annual discretionary incentive payments, stock options and other benefits.

In connection with its compensation determinations, the Compensation Committee seeks, and is significantly influenced by, the views of the Chief Executive Officer with respect to appropriate compensation levels of the other officers.

EXECUTIVE COMPENSATION COMPONENTS

For the year ended December 31, 2006, the principal components of compensation for the named executive officers were:

         o        annual base salary;

         o        annual discretionary incentive compensation;

         o        stock options; and

         o        retirement and other benefits.

ANNUAL BASE SALARY

In general, base salary for each employee, including the named executive officers, is established based on the individual's job responsibilities, performance and experience; our size relative to competitors; the competitive environment; and a general view as to available resources.

For our Chief Executive Officer, the Compensation Committee's practice is to review the base salary to ensure competitiveness in the market place. Currently, our Chairman of the Board, Gerard Guez, is also serving as our Interim CEO. No adjustments to Mr. Guez's compensation have been made to reflect the interim added responsibility. The Compensation Committee considers the base salaries of the named executives to ensure they take into account their performance, experience and retention value and that salary levels continue to be competitive with companies of similar size and complexity.

ANNUAL DISCRETIONARY INCENTIVE COMPENSATION

Named executive officers are eligible to receive discretionary annual cash incentive bonuses. We believe that annual incentive compensation should be determined with specific reference to our overall performance and goals, as well as the performance and goals of the division or function over which each individual executive has primary responsibility. In this regard, the Compensation Committee considers both quantitative and qualitative factors. At this time, the incentive program has not yet been linked with a set of clear objectives.

In 2006, the Compensation Committee approved incentive bonuses payable to each of Gerard Guez and Todd Kay based upon our achievement of specified pre-tax income thresholds for the year. Mr. Kay was awarded a cash bonus of $150,000 for 2006, but Mr. Guez was not awarded a bonus for 2006 as the target for his bonus was not achieved. In 2006, Barry Aved received a discretionary cash bonus of $100,000, which was awarded to Mr. Aved based primarily on his performance as CEO prior to his resignation in March 2006. In addition, Charles Ghailian received a cash bonus in 2006 of $170,000.

STOCK OPTIONS

We provide a long term incentive opportunity for each of the named executive officers through awards of stock options. Our stock option program is a long term plan designed to create a link between executive compensation and our financial performance, provide an opportunity for increased equity ownership by executives, and maintain competitive levels of total compensation.

In the case of recommended stock option awards, the Compensation Committee reviews the recommendation of senior management and tests fairness before approving the stock awards. All stock options have been granted at an exercise price equal to the closing market price of our common stock on the date of grant. Stock options generally vest in four equal annual installments over a period of four years; however, options will immediately vest in full upon a change on control of the Company. Stock options expire ten years from date of grant.

In 2006, no named executive officers received stock option awards other than Charles Ghailian and Henry Chu.

RETIREMENT BENEFITS

We maintain a 401(k) plan for our employees. Named executive officers participate in these plans on the same terms as other eligible employees, subject to any legal limits on the amount that may be contributed by executives under the plans. We make a "matching" contribution equal to 100% of the employee's contribution up to 5% of the employee's annual compensation.

OTHER BENEFITS

         o MEDICAL BENEFITS. Our employees have a choice of three coverage options under our company-sponsored group health insurance plan. Each option covers the same services and supplies but differs in the quality of provider network. During 2006, we fully funded the HMO portion of the employee coverage.

         o DENTAL BENEFITS. We maintain a group dental plan that covers preventive, basic and major services for employees and eligible dependents. During 2006, we fully funded the HMO portion of our California employee coverage and the PPO coverage for our New York employee coverage.

         o LIFE INSURANCE. We maintain a group life insurance plan that provides for basic life and accidental death and dismemberment coverage ranging from $10,000 to $50,000 depending on the employee classification. We pay the premiums under this plan.

         o VACATION. All employees are eligible for vacation based on years of service.

         o OTHER PERQUISITES. Vehicle and car allowances have been provided for certain named executives. We do not generally provide other perquisites for other employees.

         o PRIVATE PLANE. From time to time our executives use a private plan owned by 477 Aviation LLC, a company owned by Gerard Guez for business purposes. We reimburse Mr. Guez for the fuel and related expenses incurred by 477 Aviation LLC for our executives' business use of the aircraft. For 2006, the amount of expenses reimbursed was approximately $240,000.

DEDUCTIBILITY OF COMPENSATION EXPENSES

Pursuant to Section 162(m) under the Internal Revenue Code, certain compensation paid to executive officers in excess of $1 million is not tax deductible, except to the extent such excess constitutes performance-based compensation. The Compensation Committee has and will continue to carefully consider the impact of
Section 162(m) when establishing incentive compensation plans and could, in certain circumstances, approve and authorize compensation that is not fully tax deductible.

ACCOUNTING AND TAX CONSIDERATIONS

We consider the accounting implications of all aspects of our executive compensation program. Our executive compensation program is designed to achieve the most favorable accounting (and tax) treatment possible as long as doing so does not conflict with the intended plan design or program objectives.

REPORT OF COMPENSATION COMMITTEE

The Compensation Committee of our Board of Directors currently consists of Stephane Farouze, Milton Koffman, Joseph Mizrachi, Simon Mani and Mitchell Simbal. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering our stock option and executive incentive compensation plans.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on the review and discussion with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Tarrant Apparel Group's Proxy Statement on Schedule 14A.



                                                COMPENSATION COMMITTEE
                                                Stephane Farouze
                                                Milton Koffman
                                                Joseph Mizrachi
                                                Simon Mani
                                                Mitchell Simbal

SUMMARY COMPENSATION TABLE

The following table sets forth, as to each person serving as Chief Executive Officer and Chief Financial Officer during 2006, and the three most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of the 2006 whose compensation exceeded $100,000 (referred to as "named executive officers"), information concerning all compensation paid for services to us in all capacities for 2006.

--------------------------------- ---------- ------------ ------------ ------------ ---------------- ------------------
                                                                         OPTION        ALL OTHER
NAME AND                                       SALARY        BONUS       AWARDS      COMPENSATION          TOTAL
PRINCIPAL POSITION                  YEAR         ($)          ($)        ($)(4)         ($)(5)              ($)
--------------------------------- ---------- ------------ ------------ ------------ ---------------- ------------------
Gerard Guez (1)                     2006        52,000        --           --             --              52,000
   Interim Chief Executive
   Officer and Chairman
--------------------------------- ---------- ------------ ------------ ------------ ---------------- ------------------
Barry Aved (2)                      2006       407,692      100,000        --             --              507,692
   Former Chief Executive
   Officer
--------------------------------- ---------- ------------ ------------ ------------ ---------------- ------------------
Corazon Reyes (3)                   2006       220,000        --           --           23,425            243,425
   Chief Financial Officer
--------------------------------- ---------- ------------ ------------ ------------ ---------------- ------------------
Todd Kay                            2006       750,000      150,000        --           71,154            971,154
   Vice Chairman of the Board
   of Directors
--------------------------------- ---------- ------------ ------------ ------------ ---------------- ------------------
Charles Ghailian                    2006       383,968      170,000      77,207           --              631,175
   President of Tag Mex, Inc.
--------------------------------- ---------- ------------ ------------ ------------ ---------------- ------------------
Henry Chu                           2006       335,484        --         21,819         33,255            390,558
   President of Tarrant Company
   Limited
--------------------------------- ---------- ------------ ------------ ------------ ---------------- ------------------

(1)      Mr. Guez was appointed as Interim Chief Executive  Officer on March 31,
         2006.

(2) Mr. Aved resigned as Chief Executive Officer and President and as a member of our board of directors, effective March 31, 2006.

(3) Ms. Reyes resigned from the position of Chief Financial Officer and as a member of our board of directors effective March 28, 2007.

(4) The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2006 with respect to stock options granted in 2006 as well as prior fiscal years, in accordance with SFAS 123R. For additional information on the valuation assumptions with respect to option grants, including the options granted in 2006, see note 14 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006. These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the value of our shares in the future.

(5)      All other compensation for 2006 consists of the following:

                             ---------- ------------ ----------- ---------- -------------- -----------
                              Mr. Guez    Mr. Aved    Ms. Reyes    Mr. Kay   Mr. Ghailian    Mr. Chu
---------------------------- ---------- ------------ ----------- ---------- -------------- -----------
Automobile allowance/lease          -            -       7,615     71,154              -           -
---------------------------- ---------- ------------ ----------- ---------- -------------- -----------
Cash-out of unused vacation         -            -       4,810          -              -      31,707
---------------------------- ---------- ------------ ----------- ---------- -------------- -----------
401(k) matching contribution        -            -      11,000          -              -       1,548
---------------------------- ---------- ------------ ----------- ---------- -------------- -----------

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2006

The following table provides information about equity-awards granted to each named executive officer in 2006 under the Tarrant Apparel Group 2006 Stock Incentive Plan, which is the only plan pursuant to which awards were granted in 2006.

--------------------- --------------- ----------------------- ------------------- ------------------
                                         ALL OTHER OPTION                          GRANT DATE FAIR
                                        AWARDS: NUMBER OF      EXERCISE OR BASE    VALUE OF OPTION
                          GRANT       SECURITIES UNDERLYING    PRICE OF OPTION         AWARDS
NAME                       DATE            OPTIONS (#)         AWARDS ($/SH) (1)        ($)(2)
--------------------- --------------- ----------------------- ------------------- ------------------
Charles Ghailian        6/19/2006            500,000                 1.84              625,000
--------------------- --------------- ----------------------- ------------------- ------------------
Henry Chu               6/19/2006            141,304                 1.84              176,630
--------------------- --------------- ----------------------- ------------------- ------------------

(1) The exercise price of options granted in 2006 is equal to the closing price of our common stock on the grant date, as reported on the NASDAQ Global Market.

(2) The grant date fair value is generally the amount we would expense in its financial statements over the award's service period, but does not include a reduction for forfeitures.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2006

The following table provides information with respect to outstanding stock options held by each of the named executive officers as of December 31, 2006.

---------------------- ------------- -------------------------------- -------------- ---------------
                                            NUMBER OF SECURITIES          OPTION          OPTION
                                           UNDERLYING UNEXERCISED        EXERCISE       EXPIRATION
NAME                    GRANT DATE              OPTIONS (1)              PRICE ($)         DATE
---------------------- ------------- -------------------------------- -------------- ---------------
                                          (#)              (#)
                                      EXERCISABLE     UNEXERCISABLE
---------------------- ------------- --------------- ---------------- -------------- ---------------
Gerard Guez             10/13/1998       666,668           --             13.50         10/13/2008
                        05/15/2002     1,000,000           --              5.50         05/15/2012
                        05/28/2003     1,000,000           --              3.65         05/28/2013
---------------------- ------------- --------------- ---------------- -------------- ---------------
Barry Aved              05/01/1998         3,000           --             15.50         05/01/2008
                        05/03/1999         2,000           --             45.50         05/03/2009
                        05/08/2000         4,000           --              8.25         05/08/2010
                        05/08/2001         4,000           --              5.55         05/08/2011
                        08/12/2003         4,000           --              2.84         08/12/2013
                        09/23/2003       100,000           --              3.65         09/23/2013
                        12/04/2003       400,000           --              3.939        12/04/2013
                        01/02/2004        30,000           --              3.68         01/02/2014
---------------------- ------------- --------------- ---------------- -------------- ---------------
Corazon Reyes           01/03/2000         2,000           --              9.938        01/03/2010
                        12/17/2001        30,000           --              5.09         02/17/2011
---------------------- ------------- --------------- ---------------- -------------- ---------------
Todd Kay                10/13/1998       333,332           --             13.50         10/13/2008
                        05/15/2002     1,000,000           --              5.50         05/15/2012
                        05/28/2003     1,000,000           --              3.65         05/28/2013
---------------------- ------------- --------------- ---------------- -------------- ---------------
Charles Ghailian        04/08/1999        36,000           --             39.9688       04/08/2009
                        12/15/1999        36,000           --              9.969        12/15/2009
                        12/17/2001       100,000           --              5.09         12/17/2011
                        12/30/2003        25,000           --              3.60         12/30/2013
                        06/19/2006          --          500,000 (1)        1.84         06/19/2016
---------------------- ------------- --------------- ---------------- -------------- ---------------
Henry Chu               10/31/2003       100,000           --              3.94         10/31/2013
                        06/19/2006          --          141,304 (2)        1.84         06/19/2016
---------------------- ------------- --------------- ---------------- -------------- ---------------

(1) Vests in 4 equal installments on each of January 1, 2007, January 1, 2008, January 1, 2009 and January 1, 2010.

(2) Vests in 4 equal installments on each of June 19, 2007, June 19, 2008, June 19, 2009 and June 19, 2010.


OPTION EXERCISES AND STOCK VESTED IN FISCAL YEAR 2006

There were no stock option exercises by any of the named executive officers during 2006. No stock awards vested for any named executive officer during 2006.

EMPLOYMENT   AGREEMENTS,   TERMINATION  OF  EMPLOYMENT  AND  CHANGE  OF  CONTROL
ARRANGEMENTS

EMPLOYMENT AGREEMENTS

Except for our agreement Henry Chu described below, we do no have written employment agreements with any of our other named executive officers.

We entered into an employment agreement as of September 16, 2005 with Henry Chu, President of our Hong Kong subsidiary Tarrant Company Limited. This employment agreement is for a term of three years. Mr. Chu's employment agreement provides for a monthly salary of HKD200,000 (or approximately US$25,787 per month). The agreement provides that either party may terminate the agreement provided a two months advance written notice is provided to the other party. As a result, if we were to immediately terminate Mr. Chu's employment, we would be required to continue to pay him two months' salary, or approximately (US) $51,574.

POTENTIAL TERMINATION AND CHANGE IN CONTROL BENEFITS

We do not have a formal plan for severance or separation pay for our employees, but from time to time we include a severance provision in the employment agreements of our executive officers that is triggered in the event of involuntary termination without cause or in the event of a change in control. Currently, except for Henry Chu's employment agreement, none of our named executive officers are entitled to receive severance payments upon a termination of employment.

Our stock option plans provide that upon a change in control of the Company, all outstanding stock options will immediately become vested and exercisable. As of December 31, 2006, there were no unvested stock options held the named executive officers that had an exercise price lower than the closing price of our common stock on December 29, 2006 of $1.47, as reported by NASDAQ. As a result, there would have been no value of the accelerated vesting had a change in control occurred on December 31, 2006. Currently, there are no other benefits payable to our named executive officers upon a change in control.

DIRECTOR COMPENSATION

The general policy of the Board of Directors is that compensation for independent directors should be a mix of cash and equity-based compensation. We do not pay management directors for Board service in addition to their regular employee compensation. The full Board of Directors has the primary responsibility for reviewing and considering any revisions to director compensation.

DIRECTOR SUMMARY COMPENSATION TABLE

The following table details the total compensation earned by our non-employee directors in 2006.

----------------------- ------------------- ------------------- ----------------
                          FEES EARNED OR      OPTION AWARDS          TOTAL
NAME                     PAID IN CASH ($)         ($)(6)              ($)
----------------------- ------------------- ------------------- ----------------
Stephane Farouze (1)           $50,000                $618          $50,618
----------------------- ------------------- ------------------- ----------------
Milton Koffman (2)             $48,000                $618          $48,618
----------------------- ------------------- ------------------- ----------------
Simon Mani (3)                 $48,000                $618          $48,618
----------------------- ------------------- ------------------- ----------------
Joseph Mizrachi (4)            $48,000                $618          $48,618
----------------------- ------------------- ------------------- ----------------
Mitchell Simbal (5)            $50,000                $618          $50,618
----------------------- ------------------- ------------------- ----------------
   Total:                     $244,000              $3,090         $247,090
----------------------- ------------------- ------------------- ----------------

   (1) As of December 31, 2006, Mr. Farouze held options to purchase a total of 24,000 shares.

   (2) As of December 31, 2006, Mr. Koffman held options to purchase a total of 28,000 shares.

   (3) As of December 31, 2006, Mr. Mani held options to purchase a total of 24,000 shares.

   (4) As of December 31, 2006, Mr. Mizrachi held options to purchase a total of 32,000 shares.

   (5) As of December 31, 2006, Mr. Simbal held options to purchase a total of 28,000 shares.

   (6) The amounts in this column represent the dollar amounts recognized for financial statement reporting purposes in fiscal 2006 with respect to stock options granted in 2006 as well as prior fiscal years, in accordance with SFAS 123R. For additional information on the valuation assumptions with respect to option grants, including the options granted in 2006, see note 14 to the consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2006. These amounts do not reflect the actual value that may be realized by the named executive officers which depends on the value of our shares in the future.

We pay to each non-employee director a monthly cash retainer of $4,000 for service as a director. We also reimburse non-employee directors for all expenses incurred in their capacity as a member of the Board. In addition, the Chairman of each Board committee receives $2,000 per year for such service.

Our current practice is to grant each non-employee director an initial option to purchase 20,000 shares of our common stock upon joining the Board of Directors, and, thereafter, to grant each non-employee an option to purchase 4,000 shares of common stock on the date of each annual meeting at which such person is reelected to serve as a director. These options have an exercise price equal to the fair market value of such shares on the date of grant, become exercisable so long as the recipient continues to serve as a director in four equal annual installments commencing on the first anniversary of the grant thereof, and expire on the tenth anniversary of the date of grant.


TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

We have adopted, by resolution of our Board of Directors, a policy that any transactions between us and any of our affiliates or related parties, including our executive officers, directors, shareholders who own 5% or more of our common stock, the family members of those individuals and any of their affiliates, must
(1) be approved by a majority of the members of the Board of Directors and by a majority of the disinterested members of the Board of Directors and (2) be on terms no less favorable to us than could be obtained from unaffiliated third parties.

REPORTABLE RELATED PERSON TRANSACTIONS

Other than the employment arrangements described elsewhere in this Proxy Statement and the transactions described below, since January 1, 2006, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

         o        in which the amount involved exceeds $120,000; and

         o in which any director, executive officer, shareholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

We lease our principal offices and warehouse located in Los Angeles, California from GET and office space in Hong Kong from Lynx International Limited. GET and Lynx International Limited are each owned by Gerard Guez, our Chairman and Interim Chief Executive Officer, and Todd Kay, our Vice Chairman. We believe, at the time the leases were entered into, the rents on these properties were comparable to then prevailing market rents. During the first seven months of 2006, our Los Angeles offices and warehouse were leased on a month to month basis. On August 1, 2006, we entered into a lease agreement with GET for the Los Angeles offices and warehouse, which lease has a term of five years with an option to renew for an additional five year term. On February 1, 2007, we entered into a one year lease agreement with Lynx International Limited for our office space and warehouse in Hong Kong. We paid $1,076,000 in 2006 in rent for office and warehouse facilities at these locations.

On May 1, 2006, we sublet a portion of our executive office in Los Angeles, California and our sales office in New York to Seven Licensing Company, LLC ("Seven Licensing") for a monthly payment of $25,000 on a month to month basis. Seven Licensing is beneficially owned by Gerard Guez. We received $200,000 in rental income from this sublease in the year ended December 31, 2006.

On September 1, 2006, our subsidiary in Hong Kong, Tarrant Company Limited, entered into an agreement with Seven Licensing to be its buying agent to source and purchase apparel merchandise. Total sales to Seven Licensing during the year ended December 31, 2006 were $4.4 million.

In August 2004, we entered into an Agreement for Purchase of Assets with affiliates of Mr. Kamel Nacif, a shareholder at the time of the transaction, which agreement was amended in October 2004. Pursuant to the agreement, as amended, on November 30, 2004, we sold to the purchasers substantially all of our assets and real property in Mexico, including the equipment and facilities we previously leased to Mr. Nacif's affiliates in October 2003, for an aggregate purchase price consisting of: a) $105,400 in cash and $3,910,000 by delivery of unsecured promissory notes bearing interest at 5.5% per annum; and b) $40,204,000, by delivery of secured promissory notes bearing interest at 4.5% per annum, with payments due on December 31, 2005 and every year thereafter until December 31, 2014. The secured promissory notes are payable in partial or total amounts anytime prior to the maturity of each note. As of September 30, 2006, the outstanding balance of the notes and interest receivables were $41.1 million prior to the reserve. Historically, we have placed orders for purchases of fabric from the purchasers pursuant to the purchase commitment agreement we entered into at the time of the sale of the Mexico assets, and we have satisfied our payment obligations for the fabric by offsetting the amounts payable against the amounts due to us under the notes. However, during 2006, the purchasers ceased providing fabric and are not currently making payments under the notes. We further evaluated the recoverability of the notes receivable and recorded a loss on the notes receivable in the third quarter of 2006 in an amount equal to the outstanding balance less the value of the underlying assets securing the notes. The loss was estimated to be approximately $27.1 million, resulting in a notes receivable balance at September 30, 2006 of approximately $14 million. We believe there was no significant change subsequently on the value of the underlying assets securing the notes; therefore, we did not have additional reserve in the fourth quarter of 2006. We will continue to pursue payments on the notes receivable and believe the remaining $14 million balance at December 31, 2006 is realizable.

Upon consummation of the sale of our Mexico assets, we entered into a purchase commitment agreement with the purchasers, pursuant to which we agreed to purchase annually over the ten-year term of the agreement, $5 million of fabric manufactured at our former facilities acquired by the purchasers at negotiated market prices. This agreement replaced a previously existing purchase commitment agreement with Mr. Nacif's affiliates. We did not purchase any fabric under this agreement in 2006. Net amount due from Mr. Kamel Nacif and his affiliates was $116,000 as of December 31, 2006.

From time to time in the past, we had advanced funds to Mr. Guez. These were net advances to Mr. Guez or payments paid on his behalf before the enactment of the Sarbanes-Oxley Act in 2002. The promissory note documenting these advances contains a provision that the entire amount together with accrued interest is immediately due and payable upon our written demand. The greatest outstanding balance of such advances to Mr. Guez during 2006 was approximately $2,279,000. At December 31, 2006, the entire balance due from Mr. Guez totaling $2.2 million was reflected as a reduction of shareholders' equity. All amounts due from Mr. Guez bore interest at the rate of 7.75% during the period. Total interest paid by Mr. Guez was $171,000 for the year ended December 31, 2006. Mr. Guez paid expenses on our behalf of approximately $299,000 for the year ended December 31, 2006, which amounts were applied to reduce accrued interest and principal on Mr. Guez's loan. These amounts included fuel and related expenses incurred by 477 Aviation, LLC, a company owned by Mr. Guez, when our executives used this company's aircraft for business purposes. Since the enactment of the Sarbanes-Oxley Act in 2002, no further personal loans (or amendments to existing loans) have been or will be made to officers or directors of Tarrant.

We purchased $1.1 million of fabric from Azteca Production International, Inc. and its affiliates for the year ended December 31, 2006. Our total sales of fabric and services to Azteca Production International in 2006 were $9,000. Azteca Production International is owned by the brothers of Gerard Guez.

We purchased $205,000 of trim from Tag-It Pacific, Inc. for the year ended December 31, 2006. At December 31, 2006, Gerard Guez and Todd Kay beneficially owned 488,400 and 1,003,500 shares, respectively, of common stock of Tag-It Pacific, collectively representing 8.1% of Tag-It Pacific's common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of May 15, 2007, unless otherwise indicated, certain information relating to the ownership of our common stock by (i) each of our directors, (ii) each of our named executive officers, (iii) all of our current named executive officers and directors as a group, and (iv) each other shareholder who, to our knowledge, beneficially owns 5% or more of our common stock. Except as listed below, there are no other persons known to us to the beneficial owner of more than five percent of the outstanding shares of our common stock. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares owned. The address of each person listed is in care of the Company, 3151 East Washington Blvd., Los Angeles, CA 90023, unless otherwise set forth below such person's name.

-------------------------------------------------  ----------------------    -----------
                                                     NUMBER OF SHARES OF
                                                         COMMON STOCK
NAME AND ADDRESS                                    BENEFICIALLY OWNED (1)    PERCENT (1)
DIRECTORS AND EXECUTIVE OFFICERS:
Gerard Guez......................................         12,783,084  (2)        38.5%
Todd Kay.........................................          4,895,999  (3)        14.9%
Barry Aved (former CEO)..........................            607,000  (4)         2.0%
Charles Ghailian.................................            322,000  (5)         1.0%
Corazon Reyes (former CFO).......................            264,888  (6)        *
Stephane Farouze.................................            101,000  (7)        *
Henry Chu .......................................            135,326  (8)        *
Milton Koffman...................................             35,000  (9)        *
Joseph Mizrachi..................................             29,000  (10)       *
Mitchell Simbal..................................             25,000  (11)       *
Simon Mani.......................................             21,000  (12)       *
David N. Burke...................................              7,500  (13)       --
DIRECTORS AND OFFICERS AS A GROUP (13 PERSONS)...         19,226,797  (14)       52.4%

OTHER 5% BENEFICIAL OWNERS:
Guggenheim Capital, LLC..........................          3,500,000  (15)       10.3%
   227 West Monroe Street, Chicago, IL 60606
GMM Capital LLC..................................          1,583,700  (16)        5.2%
   1450 Broadway, 38th Floor, New York, NY 10018
-------------------------------------------------  ----------------------    -----------

 *     Less than one percent.
(1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding at May 15, 2007. Percentage ownership is based upon 30,543,763 shares of common stock issued and outstanding as of May 15, 2007.
(2) Includes 2,666,668 shares of common stock issuable upon exercise of stock options which are or will become exercisable on or prior to July 14, 2007. Mr. Guez has pledged an aggregate of 3,691,565 of such shares to financial institutions to secure the repayment of loans to Mr. Guez or corporations controlled by Mr. Guez.
(3) Includes 2,333,332 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to July 14, 2007.
(4) Includes 547,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to July 14, 2007.
(5) Includes 322,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to July 14, 2007.
(6) Includes 32,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to July 14, 2007.

(7) Includes 21,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to July 14, 2007.
(8) Consists of 135,326 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to July 14, 2007.
(9) Includes 25,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to July 14, 2007.
(10) Consists of 29,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to July 14, 2007.
(11) Consists of 25,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to July 14, 2007.
(12) Consists of 21,000 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to July 14, 2007.
(13) Consists of 7,500 shares of common stock issuable upon exercise of stock options, which are or will become exercisable on or prior to July 14, 2007.
(14) Includes 6,164,826 shares of common stock issuable upon exercise of stock options that are or will become exercisable on or prior to July 14, 2007.
(15) Information taken from Schedule 13D filed with the SEC on June 27, 2006. Consists of shares of common stock issuable upon exercise of currently exercisable warrants. Guggenheim Capital, LLC exercises power over 1,892,857 shares through Guggenheim Investment Management, LLC and power over 1,607,143 shares through Midland Advisors Company, both of which are subsidiaries of Guggenheim Capital, LLC. Of these shares, Orpheus Holdings, LLC is the owner of warrants to purchase 1,892,587 shares. Guggenheim Investment Management, LLC is the manager of Orpheus Holdings, LLC and may be deemed to beneficially own such shares. Each of these persons disclaims membership in a group, as defined in Section 13(d)(3) of the Securities Exchange Act.
(16) Information taken from Schedule 13G filed with the SEC on February 15, 2007. GMM Trust is the sole member of GMM Capital LLC and shares voting and investment power with respect to the shares.

The information as to shares beneficially owned has been individually  furnished
by  the  respective   directors,   named  executive  officers,   and  our  other
shareholders, or taken from documents filed with the SEC.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers, directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 2006, all of our executive officers, directors and greater-than-ten percent shareholders complied with all
Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS

Any shareholder who intends to present a proposal at the 2008 Annual Meeting of Shareholders for inclusion in our Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to us at our principal executive offices by January 3, 2008. In addition, in the event a shareholder proposal is not received by us by March 18, 2008, the Proxy to be solicited by the Board of Directors for the 2008 Annual Meeting will confer discretionary authority on the holders of the Proxy to vote the shares if the proposal is presented at the 2008 Annual Meeting without any discussion of the proposal in the Proxy Statement for such meeting.

SEC rules and regulations provide that if the date of our 2008 Annual Meeting is advanced or delayed more than 30 days from the date of the 2007 Annual Meeting, shareholder proposals intended to be included in the proxy materials for the 2008 Annual Meeting must be received by us within a reasonable time before we begin to print and mail the proxy materials for the 2008 Annual Meeting. Upon our determination that the date of the 2008 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2007 Annual Meeting, we will disclose such change in the earliest possible Quarterly Report on Form 10-Q.

SOLICITATION OF PROXIES

It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by us. We will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of our directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

ANNUAL REPORT ON FORM 10-K

OUR ANNUAL REPORT ON FORM 10-K, AS AMENDED, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2006, WILL BE MADE AVAILABLE TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO INVESTOR RELATIONS, TARRANT APPAREL GROUP, 3151 EAST WASHINGTON BOULEVARD, LOS ANGELES, CALIFORNIA 90023.

                                          ON BEHALF OF THE BOARD OF DIRECTORS

                                          /s/ Gerard Guez
                                          -----------------------------------
                                          GERARD GUEZ, CHAIRMAN OF THE BOARD



3151 East Washington Boulevard
Los Angeles, California 90023
May 21, 2007

                                  APPENDIX "A"

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                            OF TARRANT APPAREL GROUP

      This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, annual evaluation procedures and investigations and studies of the Audit Committee (the "COMMITTEE") of the Board of Directors (the "BOARD") of Tarrant Apparel Group, a California corporation (the "COMPANY").

I.       PURPOSE

         The Committee has been established to: (a) assist the Board in its oversight responsibilities regarding (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent accountant's qualifications and independence and (4) the performance of the Company's internal audit function; (b) prepare the report of the audit committee required by the United States Securities and Exchange Commission (the "SEC") for inclusion in the Company's annual proxy statement; (c) retain and terminate the Company's independent accountant; (d) approve audit and non-audit services to be performed by the independent accountant; and (e) perform such other functions as the Board may from time to time assign to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent accountant, the internal auditors and management of the Company.

II.      COMPOSITION

         The Committee shall be composed of at least three, but not more than five, members (including a Chairperson), all of whom shall be "independent directors," as such term is defined in the rules and regulations of the SEC and the Nasdaq Stock Market, Inc.'s National Market System ("NASDAQ"). The members of the Committee and the Chairperson shall be selected by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more independent directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or any securities exchange or market on which shares of the common stock of the Company are traded. The Chairperson shall maintain regular communication with the chief executive officer, chief financial officer, the lead partner of the independent accountant and the manager of the internal audit.

         All members of the Committee shall have a working familiarity with basic finance and accounting practices and be able to read and understand financial statements. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

         Except for Board and Committee fees, a member of the Committee shall not be permitted to accept any fees paid directly or indirectly for services as a consultant, legal advisor or financial advisor or any other fees prohibited by the rules of the SEC and Nasdaq. In addition, no member of the Committee may be an "affiliated person" of the Company or any of its subsidiaries (as such term is defined by the SEC). Members of the Committee may receive their Board and Committee fees in cash, Company stock or options or other in-kind consideration as determined by the Board or the Compensation Committee, as applicable, in addition to all other benefits that other directors of the Company receive. No director may serve on the Committee, without the approval of the Board, if such director simultaneously serves on the audit committee of more than three public companies.

III.     MEETING REQUIREMENTS

         The Committee shall meet as necessary, but at least quarterly, to enable it to fulfill its responsibilities. The Committee shall meet at the call of any member of the Committee, preferably in conjunction with regular Board meetings. The Committee may meet by telephone conference call or by any other means permitted by law or the Company's Bylaws. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members. The Committee shall determine its own rules and procedures, including designation of a chairperson pro tempore, in the absence of the Chairperson, and designation of a secretary. The secretary need not be a member of the Committee and shall attend Committee meetings and prepare minutes. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

         The Committee may ask members of management, employees, outside counsel, the independent accountant or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

         The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee's actions to the Board from time to time (but at least once each year) as requested by the Board.

         As part of its responsibility to foster free and open communication, the Committee should meet periodically with management, the internal auditors and the independent accountant in separate executive sessions to discuss any matters that the Committee or any of these groups believe should be discussed privately. In addition, the Committee or at least its Chairperson should meet with the independent accountant and management quarterly to review the Company's financial statements prior to their public release consistent with the provisions set forth below in SECTION IV. The Committee may also meet from time to time with the Company's investment bankers, investor relations professionals and financial analysts who follow the Company.

IV.      COMMITTEE RESPONSIBILITIES

         In carrying out its responsibilities, the Committee's policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

         A.       OVERSIGHT OF THE FINANCIAL REPORTING PROCESSES

                  1. In consultation with the independent accountant and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

                  2. Review and approve all related-party transactions, unless such responsibility has been reserved to the full Board or delegated to another committee of the Board.

                  3. Consider the independent accountant's judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting. Consider alternative accounting principles and estimates.

                  4. Annually review major issues regarding the Company's auditing and accounting principles and practices and its presentation of financial statements, including the adequacy of internal controls and special audit steps adopted in light of material internal control deficiencies.

                  5. Discuss with management and legal counsel the status of pending litigation, taxation matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

                  6. Meet at least annually with the chief financial officer, the internal auditors and the independent accountant in separate executive sessions.

                  7. Review all analyst reports and press articles about the Company's accounting and disclosure practices and principles.

                  8. Review all analyses prepared by management and the independent accountant of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any analysis of the effect of alternative generally accepted accounting principle ("GAAP") methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

                  9. Review with management and the independent accountant the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

           B.     REVIEW OF DOCUMENTS AND REPORTS

                  1. Review and discuss with management and the independent accountant the Company's annual audited financial statements and quarterly financial statements (including disclosures under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operation") and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion or review rendered by the independent accountant, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent accountant and legal counsel are satisfied with the disclosure and content of such documents. These discussions shall include consideration of the quality of the Company's accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquires as may be appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited consolidated financial statements in the Company's annual report on Form 10-K.

                  2. Review and discuss with management and the independent accountant earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release but should generally discuss the types of information to be disclosed and the type of presentation to be made in any earnings release or guidance.

                  3. Review the regular internal reports to management prepared by the internal auditors and management's response thereto.

                  3. Review reports from management, the internal auditors and the independent accountant on the Company's subsidiaries and affiliates, compliance with the Company's code(s) of conduct, applicable law and insider and related party transactions.

                  4. Review with management and the independent accountant any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

                  5. Prepare the report of the audit committee required by the rules of the SEC to be included in the Company's annual proxy statement.

                  6.       Submit the minutes of all  meetings of the  Committee
                           to,  or  discuss  the  matters   discussed   at  each
                           Committee meeting with, the Board.

                  7. Review any restatements of financial statements that have occurred or were recommended. Review the restatements made by other clients of the independent accountant.

         C.       INDEPENDENT ACCOUNTANT MATTERS

                  1. The Committee shall be directly responsible for interviewing and retaining the Company's independent accountant, considering the accounting firm's independence and effectiveness and approving the engagement fees and other compensation to be paid to the independent accountant.

                  2. On an annual basis, the Committee shall evaluate the independent accountant's qualifications, performance and independence. To assist in this undertaking, the Committee shall require the independent accountant to submit a report (which report shall be reviewed by the Committee) describing (a) the independent accountant's internal quality-control procedures, (b) any material issues raised by the most recent internal quality-control review, or peer review, of the accounting firm or by any inquiry or investigations by governmental or professional authorities (within the preceding five years) respecting one or more independent audits carried out by the independent accountant, and any steps taken to deal with any such issues and (c) all relationships the independent accountant has with the Company and relevant third parties to determine the independent accountant's independence. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent accountant, but also consulting, legal, information technology services and other professional services rendered by the independent accountant and its affiliates. The Committee shall also consider whether the provision of any of these non-audit services is compatible with the independence standards under the guidelines of the SEC and of the Independence Standards Board.

                  3. Approve in advance any non-audit services to be provided by the independent accountant and adopt policies and procedures for engaging the independent accountant to perform non-audit services.

                  4.       Review  on  an  annual  basis  the   experience   and
                           qualifications of the senior members of the audit team. Discuss the knowledge and experience of the independent accountant and the senior members of the audit team with respect to the Company's industry. The Committee shall ensure the regular rotation of the lead audit partner and audit review partner as required by law and consider whether there should be a periodic rotation of the Company's independent accountant.

                  5.       Review the performance of the independent  accountant
                           and  terminate  the   independent   accountant   when
                           circumstances warrant.

                  6. Establish and periodically review hiring policies for employees or former employees of the independent accountant.

                  7. Review with the independent accountant any problems or difficulties the auditor may have encountered and any "management" or "internal control" letter provided by the independent accountant and the Company's response to that letter. Such review should include: (a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;
                           (b) any accounting adjustments that were proposed by the independent accountant that were not agreed to by the Company; (c) communications between the independent accountant and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency; (d) any changes required in the planned scope of the internal audit; and (e) the responsibilities, budget and staffing of the Company's internal audit function.

                  8.       Communicate with the independent accountant regarding
                           (a) critical accounting policies and practices to be used in preparing the audit report, (b) alternative treatments of financial information within the parameters of GAAP that were discussed with management, including the ramifications of the use of such alternative treatments and disclosures and the treatment preferred by the independent accountant,
                           (c) other material written communications between the independent accountant and management of the Company, and (d) such other matters as the SEC and Nasdaq may direct by rule or regulation.

                  9. Periodically consult with the independent accountant out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

                  10. Oversee the independent accountant relationship by discussing with the independent accountant the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the independent accountant has full access to the Committee (and the Board) to report on any and all appropriate matters.

                  11. Discuss with the independent accountant prior to the audit the general planning and staffing of the audit.

                  12.      Obtain  a   representation   from   the   independent
                           accountant   that  Section  10A  of  the   Securities
                           Exchange Act of 1934 has been followed.

         D.       INTERNAL AUDIT CONTROL MATTERS

                  1. Discuss with management policies with respect to risk assessment and risk management. Although it is management's duty to assess and manage the Company's exposure to risk, the Committee should discuss guidelines and policies to govern the process by which risk assessment and management is handled and review the steps management has taken to monitor and control the Company's risk exposure.

                  2. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountant and the internal auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

                  3. Following completion of the annual audit, review separately with each of management, the independent accountant and the internal auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

                  4. Review with the independent accountant, the internal auditors and management the extent to which changes or improvements in financial or accounting practices have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

                  5. Advise the Board about the Company's policies and procedures for compliance with applicable laws and regulations and the Company's code(s) of conduct.

                  6.       Establish  procedures  for  receipt,   retention  and
                           treatment of complaints and concerns regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions from employees regarding questionable accounting or auditing matters.

                  7. Periodically discuss with the chief executive officer and chief financial officer (a) significant deficiencies in the design or operation of the internal controls that could adversely affect the Company's ability to record, process, summarize and report financial data and (b) any fraud that involves management or other employees who have a significant role in the Company's internal controls.

                  8. Ensure that no officer, director or any person acting under their direction fraudulently influences, coerces, manipulates or misleads the independent accountant for purposes of rendering the Company's financial statements materially misleading.

         E.       EVALUATION OF INTERNAL AUDITORS

                  1.       Review  activities,   organizational   structure  and
                           qualifications of the internal auditors.

                  2. Review and concur in the appointment, replacement, reassignment or dismissal of the manager of internal auditing.

                  3. Consider and review with management and the manager of internal auditing: (a) significant findings during the year and management's responses thereto; (b) any difficulties encountered in the course of internal audits, including any restrictions on the scope of the internal auditors' work or access to required information; (c) any changes required in the planned scope of the internal auditors' audit plan; (d) the internal auditors' budget and staffing; and (e) the internal auditors' compliance with The Institute of Internal Auditors' Standards for the Professional Practice of Internal Auditing.

         While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountant.

V.       ANNUAL EVALUATION PROCEDURES

         The Committee shall annually assess its performance to confirm that it is meeting its responsibilities under this Charter. In this review, the Committee shall consider, among other things, (a) the appropriateness of the scope and content of this Charter, (b) the appropriateness of matters presented for information and approval, (c) the sufficiency of time for consideration of agenda items, (d) frequency and length of meetings and (e) the quality of written materials and presentations. The Committee may recommend to the Board such changes to this Charter as the Committee deems appropriate.

VI.      INVESTIGATIONS AND STUDIES

         The Committee shall have the authority and sufficient funding to retain special legal, accounting or other consultants (without seeking Board approval) to advise the Committee. The Committee may conduct or authorize investigations into or studies of matters within the Committee's scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies. The Committee shall have sole authority to negotiate and approve the fees and retention terms of such independent counsel or other consultants.

VII.     MISCELLANEOUS

         Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments thereto, shall be displayed on the Company's web site and a printed copy of such shall be made available to any shareholder of the Company who requests it.

                              TARRANT APPAREL GROUP
                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a shareholder of TARRANT APPAREL GROUP, a California corporation (the "Company"), hereby nominates, constitutes and appoints Gerard Guez and David Burke, or either one of them, as proxy of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the Annual Meeting of Shareholders of the Company, to be held on June 27, 2007, and any postponements or adjournments thereof, and in connection therewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote with the same effect as if the undersigned were present, as follows:

A VOTE FOR ALL PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS:

Proposal 1.       To elect the Board of Directors' three nominees as directors:

                  Stephane Farouze     Milton Koffman     Mitchell Simbal

                  |_| FOR ALL NOMINEES LISTED ABOVE (except as marked to the contrary below)

                  |_|      WITHHELD for all nominees listed above  (INSTRUCTION:
         To withhold authority to vote for any individual nominee, write that nominee's name in the space below:)

         -----------------------------------------------------------------------

         The undersigned hereby confer(s) upon the proxies and each of them discretionary authority with respect to the election of directors in the event that any of the above nominees is unable or unwilling to serve.


Proposal 2.       To  ratify  the   appointment  of  Singer  Lewak  Greenbaum  &
                  Goldstein LLP as the Company's independent public accountants for the year ending December 31, 2007.

                  |_| FOR                 |_| AGAINST              |_| ABSTAIN

The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR ALL PROPOSALS. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES.

The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated May 21, 2007, relating to the Annual Meeting.

                                    Dated:___________________________, 2007

                                    Signature:_____________________________

                                    Signature:_____________________________
                                    Signature(s) of Shareholder(s)
                                    (See Instructions Below)

                                    The  Signature(s)  hereon should  correspond
                                    exactly    with   the    name(s)    of   the
                                    Shareholder(s)   appearing   on  the   Share
                                    Certificate. If stock is held jointly, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

         |_| Please indicate by checking this box if you anticipate attending the Annual Meeting.

           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE